UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

NEOPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Waukegan Road, Suite 970, Lake Bluff, Illinois 60044
(Address of principal executive offices) (Zip Code)

(847) 887-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information in Item 2.03 is incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 10, 2008, NeoPharm, Inc. (“NeoPharm” or the “Company”) accepted an offer by UBS AG (“UBS”) of certain rights to cause UBS to purchase, at a future date, auction rate securities owned by the Company. The repurchase rights were offered in connection with UBS’ obligations under settlement agreements with the U.S. Securities and Exchange Commission and other federal and state regulatory authorities. The offering, the settlement agreements, and the respective rights and obligations of the parties, are described in a prospectus issued by UBS dated October 7, 2008, File No. 333-153882 (the “Prospectus”). As a result of accepting UBS’ offer, the Company can require UBS to repurchase at par value all of the auction rate securities held by the Company at any time during the period from June 30, 2010 through July 2, 2012 (if the Company’s auction rate securities have not previously been sold by the Company or by UBS on its behalf). The Company also agreed to release certain claims it may have against UBS in connection with the auction rate securities.

In connection with the Prospectus offering, the Company also entered into a loan agreement with UBS Bank USA and UBS Financial Services Inc. that provides the Company with a credit line of up to 75% of the market value of the Company’s auction rate securities, with such auction rate securities being pledged by the Company as collateral. The Company intends to drawn down the full amount of the credit line. The loan will be treated as a “no net cost loan” as defined in the Prospectus, meaning that the loan will bear interest at a rate equal to the average rate of interest paid or deemed paid to NeoPharm on the pledged auction rate securities such that the interest cost, net of interest received by NeoPharm on the pledged auction rate securities, to NeoPharm will be zero. Though the loan is payable on demand, if UBS Bank should exercise its discretionary right to demand repayment of any portion of the loan prior to the date the Company can exercise its repurchase rights, UBS and certain of its affiliates will arrange for alternative financing on terms and conditions substantially the same as those contained in the loan, and if alternative financing cannot be established, then UBS or one of its affiliates will purchase the Company’s pledged auction rate securities at par. UBS’ obligation to arrange such alternative financing does not apply under certain circumstances, including, but not limited to, if the Company sells the auction rate securities pledged as collateral.  Proceeds of sales of the Company’s auction rate securities will first be applied to repayment of the credit line with the balance, if any, for the Company’s account.

UBS has previously provided investment management services for a portion of the Company’s investment portfolio.

2

SIGNATURE PAGE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEOPHARM, INC.

Date:	December 30, 2008	By:	/s/ Laurence P. Birch
		Name:	Laurence P. Birch,
		Title:	President and Chief Executive Officer (Principal Executive Officer) and Acting Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

3